Exhibit 10.1

BIG LOTS

2005 LONG-TERM INCENTIVE PLAN

AMENDED AND RESTATED
EFFECTIVE MAY 29, 2008

BIG LOTS
2005 LONG-TERM INCENTIVE PLAN

ARTICLE I

ESTABLISHMENT AND PURPOSE

1.1 Restatement. The Plan was initially adopted on the Effective Date and is hereby amended and restated in its entirety effective on the Restatement Date.

1.2 Purposes. The Plan is intended to promote the Company’s long-term financial success and materially increase shareholder value by motivating performance through incentive compensation. The Plan also is intended to encourage Participants to acquire ownership interests in the Company, attract and retain talented associates and enable Participants to participate in the Company’s long-term growth and financial success.

ARTICLE II

DEFINITIONS

When used in the Plan, the following terms have the meaning given to them in this Article II unless another meaning is expressly provided elsewhere in the Plan or required by the plain context in which it is used. When applying the terms defined in this Article II and other terms used throughout the Plan, the form of any term, phrase or word will, as appropriate, include any and all of its forms.

2.1 “Affiliate” means (1) in the case of an ISO, a “parent corporation” or a “subsidiary corporation” of the Company, as those terms are defined in Code §§424(e) and (f), respectively; and (2) in all other cases, any other entity (other than the Company) regardless of its form that directly or indirectly controls, is controlled by or is under common control with, the Company within the meaning of Code §414(b), as modified by Section 409A of the Code.

2.2 “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Performance Unit granted to a Participant under the Plan. At the Committee’s discretion, an Award may be granted as a Performance-Based Award.

2.3 “Award Agreement” means any written or electronic agreement granting an Award to a Participant. Each Award Agreement will specify the Grant Date and describe the terms and conditions imposed on the Award.

2.4 “Beneficiary” means any person (or entity), who (or which) has been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the compensation or to exercise the rights that are due or exercisable at the Participant’s death. If there is no designated beneficiary, the term means any person or entity entitled by will or the applicable laws of descent and distribution to receive such compensation.

2.5 “Board of Directors” or “Board” means the Company’s board of directors.

2.6 “Change in Control” means any one or more of the following events:

(1) Any person or group (as defined for purposes of Section 13(d) of the Exchange Act) becomes the beneficial owner of, or has the right to acquire (by contract, option, warrant, conversion of convertible securities or otherwise), 20 percent or more of the outstanding equity securities of the Company entitled to vote for the election of directors;

(2) A majority of the members of the Board of Directors then in office is replaced within any period of two years or less by directors not nominated and approved by a majority of the directors in office at the beginning of such period (or their successors so nominated and approved), or a majority of the Board of Directors at any date consists of persons not so nominated and approved; or

(3) The shareholders of the Company approve an agreement to merge or consolidate with another corporation or an agreement to sell or otherwise dispose of all or substantially all of the Company’s assets (including, without limitation, a plan of liquidation).

Provided, however, the other provisions of this Section 2.6 notwithstanding, the term “Change in Control” shall not mean any merger, consolidation, reorganization, or other transaction in which the Company exchanges or offers to exchange newly-issued or treasury Common Shares representing 20 percent or more, but less than 50 percent, of the outstanding equity securities of the Company entitled to vote for the election of directors, for 51 percent or more of the outstanding equity securities entitled to vote for the election of at least the majority of the directors of a corporation other than the Company or an Affiliate (the “Acquired Corporation”), or for all or substantially all of the assets of the Acquired Corporation.

As amended and restated effective May 29, 2008.

2.7 “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor, along with relevant rules, regulations and authoritative interpretations the Internal Revenue Service issues.

2.8 “Committee” means the Compensation Committee of the Board or such other Board committee to which the Board assigns the responsibility of administering the Plan. The Committee shall consist of at least three members of the Board, each of whom may serve on the Committee only if the Board determines that he or she (1) is a “Non-employee Director” for purposes of Rule 16b-3 under the Exchange Act, (2) satisfies the requirements of an “outside director” for purposes of Code §162(m) and (3) qualifies as “independent” in accordance with New York Stock Exchange listing standards.

2.9 “Common Shares” means shares of the Company’s common shares, $0.01 par value (as such par value may be amended from time to time), whether presently or hereafter issued, and any other stock or security resulting from adjustment thereof as described hereinafter, or the Common Shares of any successor to the Company which is designated for the purpose of the Plan.

2.10 “Company” means Big Lots, Inc., an Ohio corporation.

2.11 “Covered Employee” means a Participant whose compensation in the year of the expected payment of an Award will be subject to Code §162(m).

2.12 “Disability” means:

(1) With respect to ISOs, as that term is defined in Code §22(e)(3);

(2) With respect to any Award that is subject to Code §409A, the Participant is (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, (b) by reason of any readily determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of at least three months under an accident and health plan covering employees of the Participant’s employer, or (c) determined to be totally disabled by the Social Security Administration or the Railroad Retirement Board; and

(3) With respect to any other Award, a physical or mental condition that, for more than six consecutive months, renders the Participant incapable, with reasonable accommodation, of performing his or her assigned duties on a full-time basis.

2.13 “Effective Date” means May 17, 2005, the date upon which the Plan was initially approved by the Company’s shareholders.

2.14 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2.15 “Exercise Price” means the price, if any, a Participant must pay to exercise an Award or the amount upon which the value of an Award is based.

2.16 “Fair Market Value” means:

(1) If the Common Shares are readily tradable on an established securities market, the average of the opening and closing trading prices of a Common Share on any date for which it is relevant or, if a relevant date occurs on a day other than a trading day, on the next trading day; and

(2) If the Common Shares are not readily tradable on an established securities market, the value determined by the Committee through the reasonable application of a reasonable method, taking into account all information material to the value of the Company, within the meaning of Code §409A and the Treasury Regulations promulgated thereunder.

As amended and restated effective May 29, 2008.

2.17 “Grant Date” means the later of (1) the date the Committee establishes the terms of an Award or (2) the date specified in the Award Agreement. In no event may the Grant Date be earlier than the Effective Date.

2.18 “Incentive Stock Option” or “ISO” means any Option granted under the Plan that is designated as an “incentive stock option” within the meaning of Code §422.

2.19 “Non-Qualified Stock Option” or “NQSO” means an Option granted under the Plan that (1) is not designated as an ISO or (2) an ISO that, for any reason other than exercise, ceased to be an ISO.

2.20 “Option” means a right to purchase Common Shares granted to a Participant in accordance with Article VI. An Option may be either an ISO or NQSO.

2.21 “Option Period” means the period during which an Option may be exercised.

2.22 “Participant” means a person who satisfies the eligibility conditions of Article V and to whom an Award has been granted by the Committee under the Plan.

2.23 “Performance-Based Award” means an Award granted subject to the terms of Article X.

2.24 “Performance Period” means the period (which, with respect to a Covered Employee, may be no shorter than a fiscal quarter of the Company) established by the Committee over which the Committee measures whether or not Performance-Based Awards have been earned.

2.25 “Performance Unit” means a right granted subject to the terms and conditions established by the Committee under Article IX.

2.26 “Plan” means the Big Lots 2005 Long-Term Incentive Plan, as herein amended and restated and as may be further amended from time to time.

2.27 “Restatement Date” means May 29, 2008, the date of the Company’s 2008 Annual Meeting of Shareholders.

2.28 “Restricted Stock” means Common Shares granted subject to the terms and conditions established by the Committee under Section 8.1.

2.29 “Restricted Stock Unit” means an Award granted subject to the terms and conditions established by the Committee under Section 8.2.

2.30 “Restriction Period” means the period over which the Committee measures whether terms and conditions (such as forfeitures) placed on Restricted Stock or Restricted Stock Units have been met.

2.31 “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, issued by the Securities and Exchange Commission under Section 16 of the Exchange Act or any successor rule.

2.32 “Stock Appreciation Right” or “SAR” means a right granted to a Participant to receive, either in cash or Common Shares or a combination thereof, the appreciation in the value of a Common Share over a certain period of time. SARs are granted under Article VII.

2.33 “Termination of Employment” means the occurrence of any act or event that causes a Participant to cease being an employee of the Company or of any Affiliate, including, without limitation, death, Disability, dismissal, severance at the election of the Participant, or severance as a result of the discontinuance, liquidation, sale, or transfer by the Company or its Affiliates of a business owned or operated by the Company or any Affiliate. With respect to any person who is not an employee of the Company or any Affiliate (such as an eligible consultant as determined in accordance with Article V), the Award Agreement shall establish what act or event shall constitute a Termination of Employment for purposes of the Plan. A Termination of Employment shall occur with respect to an employee who is employed by an Affiliate if the Affiliate shall cease to be an Affiliate and the Participant shall not immediately thereafter become an employee of the Company or an Affiliate.

2.34 “Vesting Acceleration Feature” means a term in an Award Agreement that, upon achievement and certification of performance goals set forth in Section 10.3, causes the lapse of restrictions imposed on Restricted Stock or Restricted Stock Units to accelerate.

As amended and restated effective May 29, 2008.

ARTICLE III

ADMINISTRATION

3.1 Committee Duties. The Committee is granted all powers appropriate and necessary to administer the Plan. Consistent with the Plan’s purpose, the Committee may adopt, amend and rescind rules and regulations relating to the Plan to the extent appropriate to protect the Company’s interests and the Plan’s purpose and has complete discretion to make all other decisions necessary or advisable for the administration and interpretation of the Plan. Any action by the Committee will be final, binding and conclusive for all purposes and upon all Participants and Beneficiaries. Also, the Committee (or the Board, as appropriate) may revoke or amend the Plan and Award Agreements without any additional consideration to affected Participants, to the extent necessary to avoid penalties under Code §409A, even if that revocation or those amendments reduce, restrict or eliminate rights granted under the Plan or Award Agreement (or both) before the amendments; provided, however, that the Company or the Committee may (but neither is required to) reimburse an affected Participant for any diminution in the value of an Award associated with any such change.

3.2 Restrictions on Reload/Repricing. Regardless of any other provision of the Plan (1) without the prior approval of the shareholders, neither the Company nor the Committee may reprice or grant any Award in connection with the cancellation of a previously granted Award if the Exercise Price of the later granted Award is less than the Exercise Price of the earlier granted Award and (2) no Participant will be entitled (and no Committee discretion may be exercised to extend to any Participant) an automatic grant of additional Awards in connection with the exercise of an Option or otherwise.

3.3 Committee Actions. The Committee may authorize any one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Committee. The Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines. However, the Committee may not delegate any duties required to be administered by the Committee to comply with Code §162(m) or any applicable law.

ARTICLE IV

SHARES SUBJECT TO PLAN

4.1 Number of Shares. Subject to Section 4.7, the total number of Common Shares reserved and available for distribution pursuant to Awards shall be the sum of (1) 1,250,000 newly issued Common Shares, plus (2) any remaining Common Shares available for issuance under the Company’s 1996 Performance Incentive Plan on December 30, 2005, plus (3) an additional .75 percent of the total number of issued Common Shares (including treasury shares) as of the start of each of the Company’s fiscal years (currently comprised of a 52/53-week period which ends on the Saturday nearest to January 31) that the Plan is in effect (including Common Shares exchanged when exercising Options), plus (4) effective on the Restatement Date, 2,100,000 newly issued Common Shares. Such shares may consist, in whole or in part, of authorized and unissued Common Shares or Common Shares acquired from a third party. In any event, the total number of Common Shares underlying Awards granted under the Plan, the 1996 Performance Incentive Plan, the Big Lots, Inc. Executive Stock Option and Stock Appreciation Rights Plan and the Director Stock Option Plan shall not exceed 15 percent of the total Common Shares issued and outstanding (including treasury shares) as of any date.

4.2 Unfulfilled Awards. Any Common Shares subject to an Award that, for any reason, is forfeited, cancelled, terminated or relinquished may again be the subject of an Award. Notwithstanding the foregoing, the following shares shall not become available again for issuance as an Award: (1) Common Shares tendered by Participants as full or partial payment to the Company upon exercise of Awards granted under the Plan; (2) Common Shares reserved for issuance upon grant of SARs, to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of the SARs, and (3) Common Shares withheld by, or otherwise remitted to, the Company to meet the obligations described in Section 13.4.

4.3 Restrictions on Common Shares. Common Shares issued upon exercise of an Award shall be subject to the terms and conditions specified herein and to such other terms and conditions as the Committee, in its discretion, may determine or provide in the Award Agreement. The Company shall not be required to issue or deliver any certificates for Common Shares, cash or other property prior to (1) the completion of any registration or qualification of such shares under federal, state or other law or any ruling or regulation of any government body which the Committee determines to be necessary or advisable; and (2) the satisfaction of any applicable withholding obligation in order for the Company or an Affiliate to obtain a deduction or discharge its legal obligation with respect to the exercise of an Award. The Company may cause any certificate (or other representation of title) for any Common Shares to be delivered to be properly marked with a legend or other notation reflecting any limitations on transfer of such Common Shares as provided in the Plan or as the Committee may otherwise require. The Committee may require any person exercising an Award to make such representations and furnish such information as the Committee may consider appropriate in connection with the issuance or delivery of the Common Shares in compliance with applicable law or otherwise.

As amended and restated effective May 29, 2008.

4.4 Restrictions on Full Value Awards. The maximum aggregate number of shares of Restricted Stock, Restricted Stock Units and Performance Units that may be issued under the Plan shall not exceed 33-1/3 percent of all awards granted pursuant to the Plan.

4.5 ISO Restriction. The maximum aggregate number of shares that may be granted under the Plan through the exercise of ISOs shall be five million (5,000,000).

4.6 Shareholder Rights. Except as expressly provided in the Plan or Award Agreement, no Participant will have any rights as a shareholder with respect to Common Shares subject to an Award until, after proper transfer of the Common Shares subject to the Award or other action required, the shares have been recorded on the Company’s official shareholder records as having been issued and transferred. Upon grant of Restricted Stock, or exercise of an Option or a SAR, or payment of any other Award or any portion thereof to be made in Common Shares, the Company will have a reasonable period (but not more than two and one-half months after the exercise or settlement date) in which to issue and transfer the shares, and the Participant will not be treated as a shareholder for any purpose whatsoever prior to such issuance and transfer, except as provided in the Plan or Award Agreement. Unless specifically provided in the Plan or Award Agreement, no adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such shares are recorded as issued and transferred in the Company’s official shareholder records.

4.7 Effect of Certain Changes. In the event of any Company share dividend, share split, combination or exchange of Common Shares, recapitalization or other similar change in the capital structure of the Company, corporate separation, or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company shareholders other than a normal cash dividend), reorganization, rights offering, a partial or complete liquidation, or any other corporate transaction, or event involving the Company and having an effect similar to any of the foregoing, the Committee shall make equitable adjustments or substitutions as described below in this Section 4.7. The adjustments or substitutions may relate to the number of Common Shares available for Awards under the Plan, the number of Common Shares covered by outstanding Awards, the exercise price per share of outstanding Awards and any other characteristics or terms of the Awards as the Committee deems necessary or appropriate to reflect equitably the effects of such changes to the Participants. Any adjustment or substitution made pursuant to this Section 4.7 shall be made in accordance with the requirements of Code §§ 409A and 424, to the extent applicable.

ARTICLE V

ELIGIBILITY

5.1 Eligibility. In the Committee’s discretion, any salaried employee, consultant or advisor to the Company or its Affiliates or any member of the Board may be a Participant, provided such eligibility would not jeopardize the Plan’s compliance with Rule 16b-3 under the Exchange Act or any successor rule. For purposes of the Plan, a consultant or advisor shall be eligible only if bona fide services are being rendered pursuant to a valid written agreement between the consultant or advisor and the Company, and the services rendered are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities. However, no Award subject to Code §409A may be granted to any person who is performing services for an entity that is not an Affiliate.

5.2 Conditions of Participation. By accepting an Award, each Participant agrees in his or her own behalf and in behalf of his or her Beneficiaries (1) to be bound by the terms of the Award Agreement and the Plan and (2) that the Committee (or the Board) may amend the Plan and the Award Agreement without any additional consideration to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights or Awards granted under the Plan or an Award Agreement (or both) before those amendments; provided, however, that the Company or the Committee may (but neither is required to) reimburse an affected Participant or Beneficiary for any diminution in the value of an Award associated with any such change.

As amended and restated effective May 29, 2008.

ARTICLE VI

OPTIONS

6.1 Grant of Options. Except as provided in Section 4.5, the Committee may grant Options to Participants at any time during the term of the Plan. However:

(1) No Option intended to be an ISO may be granted more than seven years after the Effective Date.

(2) Only a person who is a common-law employee of the Company or an Affiliate on the Grant Date, may be granted an ISO. Any Option that is not designated as an ISO or which does not qualify as an ISO will be a NQSO.

6.2 Terms and Conditions. Options shall be subject to the terms and conditions specified in the Award Agreement, including:

(1) Exercise Price. The Exercise Price shall not be less than (a) 100 percent of Fair Market Value on the Grant Date or (b) 110 percent of Fair Market Value on the Grant Date in the case of an ISO granted to an individual (a “10 percent Owner”) who owns or who is deemed to own shares possessing more than 10 percent of the total combined voting power of all classes of shares of the Company or any Affiliate, as determined under Code §422.

(2) Option Period. The Option Period of each Option will be specified in the Award Agreement, provided that no Option shall be exercisable fewer than six months after the Grant Date or more than 10 years after the Grant Date (five years in the case of an ISO granted to a 10 percent Owner).

(3) Exercisability. Subject to Article X, an Option shall be exercisable under terms specified in the Award Agreement; provided, however, that an Option (which is not a substitution under Section 13.9) shall not permit more than one-third of any Common Shares thereunder to be purchased before each of the first three anniversary dates after its Grant Date. The Committee may provide in the Award Agreement for an accelerated exercise of all or part of an Option upon specified events or conditions, including one or more of the performance goals listed in Section 10.3. Also, the Committee may accelerate the exercisability of all or part of any Option at any time. The aggregate Fair Market Value (determined at the Grant Date) of the Common Shares subject to ISOs that are exercisable by a Participant for the first time during any calendar year (under all plans of the Company and its Affiliates) shall not exceed $100,000, calculated under Code §422.

(4) Method of Exercise. Subject to the provisions of this Article VI and the Award Agreement, a Participant may exercise Options, in whole or in part, during the Option Period by giving written notice of exercise on a form provided by the Committee specifying the number of whole Common Shares subject to the Option to be purchased. Such notice must be accompanied by payment of the Exercise Price by cash or certified check or other form of payment acceptable to the Committee at the time of exercise, including (a) delivering Common Shares already owned by the Participant (for any minimum period required by the Committee) having a total Fair Market Value on the date of delivery equal to the Exercise Price; (b) the delivery of cash by a broker-dealer as a “cashless” exercise, provided this method of payment may not be used by an executive officer of the Company to the extent it would violate applicable provisions of the Sarbanes-Oxley Act of 2002; (c) authorizing the Company to withhold from the Common Shares to be issued pursuant to the Option a number of Common Shares having a total Fair Market Value as of the date of exercise equal to the Exercise Price; or (d) any combination of the foregoing.

6.3 Effect of Termination of Employment. Unless otherwise specifically provided in an Award Agreement or determined by the Committee, any exercisable Options held by a Participant who Terminates Employment may be exercised until the earlier of one year after Termination of Employment or the expiration date specified in the Award Agreement; provided, however, that a Participant may not exercise an ISO more than 3 months following such Participant’s Termination of Employment for any reason other than due to death or Disability or the expiration date specified in the Award Agreement, if earlier.

6.4 Notice of Disposition of Common Shares Prior to the Expiration of Specified ISO Holding Periods. The Committee may require that a Participant exercising an ISO give a written representation, satisfactory in form and substance, upon which the Company may rely, that the Participant will report to the Company any disposition of Common Shares acquired through exercise of an ISO before expiration of the holding periods specified by Code §422(a)(1).

As amended and restated effective May 29, 2008.

ARTICLE VII

STOCK APPRECIATION RIGHTS

7.1 Grant of SARs. The Committee may grant SARs to Participants at any time during the term of the Plan, either alone or in tandem with other Awards. If all the terms and conditions specified in the Award Agreement are met, the Participant may exercise the SAR and receive Common Shares under the procedures described in this Section 7.1.

7.2 Terms and Conditions. SARs shall be subject to the terms and conditions specified in the Award Agreement, including:

(1) Exercise Price. The Exercise Price may not be less than 100 percent of Fair Market Value on the Grant Date.

(2) Period and Exercise. The Award Agreement will specify the period over which a SAR may be exercised and the terms and conditions that must be met before it may be exercised; provided, however, that (a) a SAR Award Agreement (which is not a substitution under Section 13.9) shall not permit more than one-third of SARs granted thereunder to be exercised before each of the first three anniversary dates after its Grant Date and (b) a SAR Award Agreement may not permit the SAR Award to be exercisable for more than 10 years after its Grant Date. The Committee may provide in the Award Agreement for an accelerated exercise of all or part of a SAR upon specified events or conditions, including one or more of the performance goals listed in Section 10.3. Also, the Committee may accelerate the exercisability of all or part of any SAR. A Participant may exercise a SAR giving written notice of exercise on a form acceptable to the Committee specifying the portion of the SAR being exercised.

(3) Settlement. Except as otherwise provided in the Award Agreement, when a SAR is exercised, the Participant shall be entitled to receive a number of Common Shares, cash or a combination of cash or Common Shares (as determined by the Participant) as follows:  (a) if the SAR Award is settled in cash, the Participant shall receive an amount of cash equal to the product of (i) the excess of the Fair Market Value of one Common Share on the date of exercise over the Exercise Price, multiplied by (ii) the number of SARs being settled; and (b) if the SAR Award is settled in Common Shares, the Participant shall receive a number of Common Shares equal to the amount of the cash settlement, divided by the Fair Market Value of one Common Share on the date of exercise. Also, neither the Company nor an Affiliate may repurchase the Common Shares delivered in settlement of a SAR or enter into an arrangement that has a similar effect.

7.3 Effect of Termination of Employment. Unless otherwise specifically provided in an Award Agreement or determined by the Committee, any exercisable SARs held by a Participant who Terminates Employment may be exercised until the earlier of one year after Termination of Employment or the expiration date specified in the Award Agreement.

ARTICLE VIII

RESTRICTED STOCK/RESTRICTED STOCK UNITS

8.1 Restricted Stock. Except as provided in Section 4.4, the Committee may grant Restricted Stock to Participants at any time during the term of the Plan.

(1) Restricted Stock Grant, Awards and Certificates. Each Participant receiving a Restricted Stock Award shall be issued a certificate (or other representation of title) in respect of such Restricted Stock. That certificate shall be registered in the name of such Participant and shall bear an appropriate legend describing the terms, conditions and restrictions applicable to such Award as determined by the Committee. The Committee, in its discretion, may distribute the certificate to the Participant or require that the certificate be held in escrow by the Company until the Restriction Period lapses and, as a condition of receiving any Restricted Stock Award, the Participant delivers a share power, endorsed in blank, relating to the Common Shares underlying the Restricted Stock Award.

As amended and restated effective May 29, 2008.

(2) Terms and Conditions. Restricted Stock shall be subject to such terms and conditions as specified in the Award Agreement, including:

(a) Restrictions. The Award Agreement will specify the Restriction Period and the terms and conditions that must be met if the Restricted Stock is to be earned. These may include an acceleration of the Restriction Period based on one or more of the performance goals listed in Section 10.3. The Committee also may impose more than one Restriction Period affecting simultaneously granted Restricted Stock Awards; provided however, that (except in the case of Restricted Stock subject to Section 10.1 or Restricted Stock substituted under Section 13.9) the Restriction Period (1) affecting no more than one-third of such Restricted Stock, may not lapse earlier than one year after the Grant Date, (2) affecting no more than one-half of the remaining Restricted Stock may not lapse earlier than two years after the Grant Date and (3) affecting the remaining Restricted Stock may not lapse earlier than three years after the Grant Date.

(b) Rights. Except as provided in Section 13.7 during the Restriction Period, a Participant receiving a Restricted Stock Award will have, with respect to the Restricted Stock, all of the rights of a shareholder of the Company holding the class of Common Shares that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. However, any dividends paid on Restricted Stock held in escrow also will be held in escrow and either will be paid to the Participant or forfeited at the end of the Restriction Period, depending on whether the Restricted Stock on which they were paid is earned or forfeited. Also, any stock dividends will be subject to the same restrictions that affect the Restricted Stock with respect to which the dividend was paid. Dividends paid out of escrow will be treated as remuneration for employment unless an election has been made under Section 13.17 of the Plan.

(c) Forfeiture. Unless otherwise specifically provided in the Award Agreement, all Restricted Stock will be forfeited if the Participant Terminates Employment before the end of the Restriction Period or if applicable terms and conditions have not been met at the end of the Restriction Period. If forfeited Restricted Stock was held in escrow during the Restriction Period, it will be released from escrow. If forfeited Restricted Stock was issued to the Participant, the share certificates will be returned and cancelled.

(d) Settlement. If all terms and conditions imposed on the Restricted Stock Award are met, unlegended certificates (or other representation of title) for such Common Shares shall be delivered to the Participant.

(e) Price. The Committee may require a Participant to pay a stipulated purchase price for each share of Restricted Stock.

8.2 Restricted Stock Units. Except as provided in Section 4.4, the Committee may grant Restricted Stock Units to Participants at any time during the term of the Plan. Restricted Stock Units shall be subject to the terms and conditions specified in the Award Agreement, including:

(1)  Restrictions. The Award Agreement will specify the Restriction Period and the terms and conditions that must be met if the Restricted Stock Units are to be earned. These may include an acceleration of the Restriction Period based on one or more of the performance goals listed in Section 10.3. The Committee also may impose more than one Restriction Period affecting simultaneously granted Restricted Stock Units Award; provided however, that (except in the case of Restricted Stock Units subject to Section 10.1 or substituted under Section 13.9) the Restriction Period (a) affecting no more than one-third of such Restricted Stock Units, may not lapse earlier than one year after the Grant Date, (b) affecting no more than one-half of the remaining Restricted Stock Units may not lapse earlier than two years after the Grant Date and (c) affecting the remaining Restricted Stock Units may not lapse earlier than three years after the Grant Date.

(2) Rights. During the Restriction Period, a Participant receiving a Restricted Stock Unit Award will not have, with respect to the Restricted Stock Unit, any of the rights of a shareholder of the Company.

(3) Forfeiture. Unless otherwise specifically provided in the Award Agreement, all Restricted Stock Units will be forfeited if the Participant Terminates Employment before the end of the Restriction Period or if applicable terms and conditions have not been met at the end of the Restriction Period.

(4) Settlement. Within two and one-half months after all terms and conditions imposed on the Restricted Stock Unit Award and specified in the Award Agreement have been met, the Committee, in its discretion, will issue unlegended certificates (or other representation of title) for Common Shares equal to the number of Restricted Stock Units to be settled, redeem the Restricted Stock Units for cash equal to the Fair Market Value (as of the last day of the Restriction Period) of the Restricted Stock Units being settled or deliver any combination of unlegended certificates or cash to the Participant having an aggregate value equal to the Restricted Stock Units being settled.

As amended and restated effective May 29, 2008.

ARTICLE IX

PERFORMANCE UNITS

9.1 Grant of Performance Units. Except as provided in Section 4.4 of the Plan, the Committee may grant to Participants Performance Units at any time during the term of the Plan.

9.2 Terms and Conditions. The Committee may, in its discretion, grant Performance Units to Participants. Performance Units may be subject to any terms and conditions, including vesting, that the Committee specifies in the Award Agreement and to the terms of the Plan; provided, however, that a Performance Unit Award Agreement (other than one executed under Section 13.9 of the Plan or subject to Section 10.1 of the Plan) shall not permit more than one-third of the Performance Units granted thereunder to vest before each of the first three anniversary dates after its Grant Date. Performance Units may constitute Performance-Based Awards, as described in Article X. The Award Agreement will state the form in which the Performance Unit is to be settled and when the Performance Unit will be settled. Common Shares issued through a Performance Unit Award may be issued with or without payment by the Participant as required by applicable law or any other consideration specified by the Committee.

9.3 Settling Performance Units. One Common Share will be issued for each Performance Unit to be settled unless the Award Agreement provides for settlement in cash or partially in cash and partially in Common Shares. If all or part of any Performance Unit Award is to be settled in cash, the amount distributed will be equal to the Fair Market Value (as of the settlement date specified in the Award Agreement) of the number of Common Shares that otherwise would have been distributed to settle the Performance Unit.

9.4 Forfeiture. Unless otherwise specifically provided in the Award Agreement, all Performance Units will be forfeited if the Participant Terminates Employment before meeting all applicable terms and conditions.

ARTICLE X

PERFORMANCE-BASED AWARDS

10.1 Grant of Performance-Based Awards. Any Award may be granted in a form that qualifies as “performance based compensation” as defined under Code §162(m). As determined by the Committee, in its sole discretion, either the granting or vesting of Performance-Based Awards will be based on achieving one or more (or any combination of) performance objectives derived from the criteria listed below over the Performance Period established by the Committee. However, a particular Performance-Based Award Agreement shall not permit (1) the exercisability of a Performance-Based Option or Performance-Based SAR before the first anniversary date after its Grant Date, (2) the lapse of the Restriction Period in the case of a Restricted Stock Award or Restricted Stock Unit Award before the first anniversary date after its Grant Date, (3) the vesting of a Performance-Based Performance Unit before the first anniversary date after its Grant Date, or (4) except upon the attainment of the performance objectives to which the relevant Award relates, the lapse of the Restriction Period in the case of a Restricted Stock Award or a Restricted Stock Unit Award or the vesting of a Performance-Based Performance Unit in the event of a Participant's Termination of Employment (other than due to death or Disability).

10.2 Establishing Objectives. With respect to Performance-Based Awards, the Committee will establish in writing the performance objectives to be applied and the Performance Period (which may not be shorter than 12 fiscal periods (which may consist of a four or five week period) of the Company except for the inaugural Performance Period in the case of an employee who first becomes a Participant after the beginning of a fiscal year of the Company) over which their achievement will be measured, the method for computing the value of the Award that may be earned if (and to the extent that) those performance objectives are met and the Participants or class of Participants to which the performance objectives apply. Performance objectives will be established in writing no later than 90 days after the beginning of the applicable Performance Period (but in no event after 25 percent of the Performance Period has elapsed).

As amended and restated effective May 29, 2008.

10.3 Performance Goals. Performance criteria imposed on Performance-Based Awards will be derived using the accounting principles generally accepted in the United States of America and will be reported or appear in the Company’s filings with the Securities Exchange Commission (including, but not limited to, Forms 8-K, 10-Q and 10-K) or the Company’s annual report to shareholders and will be derived from one or more (or any combination of one or more) of the following:

(1) Earnings per common share from continuing operations; or

(2) Earnings per common share from income; or

(3) Operating profit (loss) or Operating income (loss) (as the case may be); or

(4) Income (Loss) from continuing operations before unusual or infrequent items; or

(5) Income (Loss) from continuing operations; or

(6) Income (Loss) from continuing operations before income taxes; or

(7) Income (Loss) from continuing operations before extraordinary item and/or cumulative effect of a change in accounting principle (as the case may be); or

(8) Income (Loss) before extraordinary item and/or cumulative effect of a change in accounting principle (as the case may be); or

(9) Net income (loss); or

(10) Income (Loss) before other comprehensive income (loss); or

(11) Comprehensive income (loss); or

(12) Income (Loss) before interest and income taxes (sometimes referred to as “EBIT”); or

(13) Income (Loss) before interest, income taxes, depreciation and amortization (sometimes referred to as “EBITDA”); or

(14) Any other objective and specific income (loss) category or non-GAAP financial measure that appears as a line item in the Company’s filings with the Securities and Exchange Commission or the annual report to shareholders; or

(15) Either of items (1) or (2) on a basic basis and any of items (3) through (14) on a basic earnings per share basis, as basic earnings per share is defined in the Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 128 including authoritative interpretations or amendments thereof which may be issued from time to time as long as such interpretations or amendments are utilized on the consolidated statements of operations or statement of operations, as applicable, or in the notes to the consolidated financial statements; or

(16) Either of items (1) or (2) on a diluted basis and any of items (3) through (14) on a diluted earnings per share basis, as diluted earnings per share is defined in the FASB SFAS No. 128 including authoritative interpretations or amendments thereof which may be issued from time to time as long as such interpretations or amendments are utilized on the consolidated statements of operations or statement of operations, as applicable, or in the notes to the consolidated financial statements; or

(17) Common stock price; or

(18) Total shareholder return expressed on a dollar or percentage basis as is customarily disclosed in the proxy statement accompanying the notice of annual meetings of shareholders; or

(19) Percentage increase in comparable store sales; or

(20) Gross profit (loss) or gross margin (loss) (as the case may be); or

(21) Economic value added; or

(22) Any of items (1) through (21) with respect to any subsidiary, Affiliate, business unit, business group, business venture or legal entity, including any combination thereof, or controlled directly or indirectly by the Company whether or not such information is included in the Company’s annual report to shareholders, proxy statement or notice of annual meeting of shareholders; or

As amended and restated effective May 29, 2008.

(23) Any of items (1) through (21) above may be determined before or after a minority interest’s share as designated by the Committee; or

(24) Any of items (1) through (21) above with respect to the period of service to which the performance goal relates whether or not such information is included in the Company’s filings, annual report to shareholders, proxy statement or notice of annual meetings of shareholders; or

(25) Total shareholder return ranking position meaning the relative placement of the Company’s total shareholder return (as determined in (18) above) compared to those publicly held companies in the Company’s peer group as established by the Committee prior to the beginning of a vesting period or such later date as permitted under the Code. The peer group shall be comprised of not less than eight and not more than sixteen companies, including the Company.

(26) With respect to items (1), (2), (15) and (16) above, other terminology may be used for each such performance criteria (including, but not limited to, “Basic EPS,” “income (loss) per common share,” “diluted EPS,” or “earnings per common share-assuming dilution”) as contemplated by SFAS No. 128, as amended, revised or superseded;

The Committee, in its sole discretion in setting the performance goals in the time prescribed in Section 10.2, may provide for the making of adjustments (including the income tax effects attributable thereto), singularly or in combination, to the goals/targets in recognition of the following categories (or any particular item(s) within the following categories or portion(s) thereof):

(27) Asset impairments as described in SFAS No. 144, as amended, revised or superseded; or

(28) Costs associated with exit or disposal activities as described by SFAS No. 146, as amended, revised or superseded; or

(29) Impairment charges (excluding the amortization thereof) related to goodwill or other intangible assets, as described by SFAS No. 142, as amended, revised or superseded; or

(30) Merger integration costs; or

(31) Merger transaction costs; or

(32) Any profit or loss attributable to the business operations of a specified segment as described by SFAS No. 131 as amended, revised or superseded; or

(33) Any profit or loss attributable to a specified segment as described by SFAS No. 131, as amended, revised or superseded or an entity or entities acquired during the period of service to which the performance goal relates; or

(34) Any tax settlement(s) with a tax authority; or

(35) Any extraordinary item, event or transaction as described in Accounting Principles Board Opinion (“APB”) No. 30, as amended, revised or superseded; or

(36) Any unusual in nature, or infrequent in occurrence items, events or transactions (that are not “extraordinary” items) as described in APB No. 30, as amended, revised or superseded; or

(37) Any other non-recurring items, any events or transactions that do not constitute ongoing operations, or other non-GAAP financial measures (not otherwise listed); or

(38) Any change in accounting principle as described in SFAS No. 154, as amended, revised or superseded; or

(39) Unrealized gains or losses on investments in debt and equity securities as described in SFAS No. 115, as amended, revised or superseded; or

(40) Any gain or loss recognized as a result of derivative instrument transactions or other hedging activities as described in SFAS No. 133, as amended, revised or superseded; or

As amended and restated effective May 29, 2008.

(41) Stock-based compensation charges as described in SFAS No. 123R, as amended, revised or superseded; or

(42) Any gain or loss as reported as a component of other comprehensive income as described in SFAS No. 130, as amended, revised or superseded; or

(43) Any expense (or reversal thereof) as a result of incurring an obligation for a direct or indirect guarantee, as described in FASB Interpretations (“FIN”) No. 45, as amended, revised or superseded; or

(44) Any profit or loss as the result of the consolidation of a variable interest entity as described in FIN No. 46R, as amended, revised or superseded; or

(45) Any expense, gain or loss (including, but not limited to, judgments, interest on judgments, settlement amounts, attorneys’ fees and costs, filing fees, experts’ fees, and damages sustained as a result of the imposition of injunctive relief) as a result of claims, litigation or lawsuit settlement (including collective actions or class action lawsuits); or

(46) Any charges associated with the early retirement of debt; or

(47) The relevant tax effect(s) of tax laws or regulations, or amendments thereto, that become effective after the beginning of the applicable Performance Period.

10.4 Certification of Performance Goals. Any Award intended to qualify as “performance based compensation” as defined under Code §162(m) shall not be paid until the Committee certifies in writing that the performance goals and any other material terms were in fact satisfied. In the manner required by Code §162(m), the Committee shall, promptly after the date on which the necessary financial and other information for a particular Performance Period becomes available, certify the extent to which performance goals have been achieved with respect to any Award intended to qualify as “performance-based compensation” under Code §162(m). In addition, the Committee may, in its discretion, reduce or eliminate the amount of any Award payable to any Participant, based on such factors as the Committee may deem relevant.

10.5 Limitation on Awards. The following limits, which are subject to automatic adjustment under Section 4.7, will apply to Performance-Based Awards:

(1) In no event may the number of Restricted Stock shares awarded to any Covered Employee for any fiscal year exceed 2,000,000 Common Shares.

(2) During any three consecutive calendar-year period, the maximum number of Common Shares for which Options and SARs, in the aggregate, may be granted to any Covered Employee may not exceed 3,000,000 Common Shares. If an Option is cancelled, the cancelled Option continues to be counted against the maximum number of shares for which Options may be granted to the Covered Employee under the Plan.

(3) For Performance Unit Awards that are intended to be “performance-based compensation” (as that term is used in Code §162(m))  no more than $6,000,000 may be subject to such Awards granted to any Covered Employee during any three consecutive calendar-year period.

ARTICLE XI

CHANGE IN CONTROL PROVISIONS

11.1 Impact of Event. Notwithstanding any other provision of the Plan to the contrary and unless otherwise specifically provided in an Award Agreement, in the event of a Change in Control:

(1) Any Options and SARs outstanding as of the date of such Change in Control and not then exercisable shall become fully exercisable to the full extent of the original grant;

(2) All remaining Restriction Periods shall be accelerated and any remaining restrictions applicable to any Restricted Stock Awards shall lapse and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant;

(3) All remaining Restriction Periods shall be accelerated and any remaining restrictions applicable to any Restricted Stock Unit shall lapse and such Restricted Stock Unit shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant (i.e., the Restriction Period shall lapse); and

As amended and restated effective May 29, 2008.

(4) Any performance goal or other condition with respect to any Performance Units shall be deemed to have been satisfied in full, and the Common Shares or cash subject to such Award shall be fully distributable.

11.2 Effect of Code §280G. Except as otherwise provided in the Award Agreement or any other written agreement between the Participant and the Company or any Affiliate in effect on the date of the Change in Control, if the sum (or value) due under Section 11.1 that are characterizable as parachute payments, when combined with other parachute payments attributable to the same Change in Control, constitute “excess parachute payments” as defined in Code §280G(b)(1), the entity responsible for making those payments or its successor or successors (collectively, “Payor”) will reduce the Participant’s benefits under the Plan by the smaller of (1) the value of the sum or the value of the payments due under Section 11.1 or (2) the amount necessary to ensure that the Participant’s total “parachute payment” as defined in Code §280G(b)(2)(A) under the Plan and all other agreements will be $1.00 less than the amount that would generate an excise tax under Code §4999. Any reduction pursuant to this Section 11.2 shall be first applied against parachute payments (as determined above) that are not subject to Code §409A and, thereafter, shall be applied against all remaining parachute payments (as determined above) subject to Code §409A on a pro rata basis.

ARTICLE XII

PROVISIONS APPLICABLE TO COMMON SHARES ACQUIRED UNDER THE PLAN

12.1 No Obligation to Disclose Material Information.  Except to the extent required by applicable securities laws, none of the Company, an Affiliate or the Committee shall have any duty or obligation to affirmatively disclose material information to a record or beneficial holder of Common Shares or an Award, and such holder shall have no right to be advised of any material information regarding the Company or any Affiliate at any time prior to, upon or in connection with receipt or the exercise or distribution of an Award. The Company makes no representation or warranty as to the future value of the Common Shares that may be issued or acquired under of the Plan.

12.2 Six-Month Distribution Delay.  Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee,” within the meaning of Code §409A and as determined under the Company’s policy for determining specified employees, on the date of his or her “separation from service” (as that phrase is used for purposes of Code §409A), all Awards subject to Code §409A shall be paid, distributed or settled, as applicable, on the first business day of the seventh month following the Participant’s separation from service (or, if earlier, the Participant’s death).  This payment shall include the cumulative amount of any amounts that could not be paid or provided during such period.

ARTICLE XIII

MISCELLANEOUS

13.1 Amendment, Alteration and Termination. The Board may amend, alter or terminate the Plan at any time, but no amendment, alteration or termination shall be made which would impair the rights of a Participant under an Award theretofore granted without the Participant’s consent. Notwithstanding the immediately preceding sentence, an amendment may be made to (1) cause the Plan to comply with applicable law (including, but not limited to, any changes needed to comply with Code §409A), (2) permit the Company, or an Affiliate a tax deduction under applicable law, or (3) avoid an expense charge to the Company or an Affiliate. Subject to the requirements of Code §409A and except to the extent prohibited by Code §162(m), the Committee may amend, alter or terminate any Award Agreement prospectively or retroactively, on the same conditions and limits (and exceptions to limitations) that apply to the Board and further subject to any approval or limitations the Board may impose and any amendment to the terms of an Award Agreement which has the effect of accelerating the exercisability (with respect to any Option or SAR Award), causing the remaining restrictions to lapse (in the case of Restricted Stock or Restricted Stock Unit Awards), or satisfying any performance goal or other condition (with respect to any Performance Unit Award) may only be made after, in the Committee’s sole discretion, an extraordinary, unusual or nonrecurring event has occurred. Notwithstanding the foregoing, any material amendments to the Plan or any Award Agreement shall require shareholder approval to the extent required by the rules of the New York Stock Exchange or other national securities exchange or market that regulates the securities of the Company.

As amended and restated effective May 29, 2008.

13.2 Unfunded Status of Plan. It is intended that the Plan be an “unfunded” plan for incentive compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Shares or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

13.3 No Additional Obligation. Nothing contained in the Plan shall prevent the Company or an Affiliate from adopting other or additional compensation or benefit arrangements for its employees.

13.4 Withholding. As soon as practicable after the date as of which the amount first becomes includible in the gross income of the Participant (but no later than the last business day of the calendar quarter during which the amount first becomes includible in gross income), the Participant shall pay to the Company or an Affiliate (or other entity identified by the Committee), or make arrangements satisfactory to the Company or other entity identified by the Committee regarding the payment of any federal, state, or local taxes of any kind (including any employment taxes) required by law to be withheld with respect to such income. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. Subject to approval by the Committee, a Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (1) authorizing the Company to withhold from the Common Shares to be issued pursuant to any Award a number of Common Shares that would satisfy the required statutory minimum (but no more than such required minimum) with respect to the Company’s withholding obligation or (2) transferring to the Company Common Shares owned by the Participant that would satisfy the required statutory minimum (but no more than such required minimum) with respect to the Company’s withholding obligation.

13.5 Controlling Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of Ohio (other than its law respecting choice of laws). The Plan shall be construed to comply with all applicable law and to avoid liability (other than a liability expressly assumed under the Plan or an Award Agreement) to the Company, an Affiliate or a Participant. In the event of litigation arising in connection with actions under the Plan, the parties to such litigation shall submit to the jurisdiction of courts located in Franklin County, Ohio or to the federal district court that encompasses that county.

13.6 Offset. Any amounts owed to the Company or an Affiliate by the Participant of whatever nature up to $5,000 in any taxable year of the Participant may be offset by the Company from the value of any Award to be transferred to the Participant, and no Common Shares, cash or other thing of value under the Plan or an Award Agreement shall be transferred unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company or an Affiliate. However, no waiver of any liability (or the right to apply the offset described in this Section 13.6) may be inferred because the Company pays an Award to a Participant with an outstanding liability owed to the Company or an Affiliate.

13.7 Nontransferability; Beneficiaries. No Award or Common Shares subject to an Award shall be assignable or transferable by the Participant otherwise than by will or the laws of descent and distribution or pursuant to a beneficiary designation, and Awards shall be exercisable during the Participant’s lifetime only by the Participant (or by the Participant’s legal representatives in the event of the Participant’s incapacity). Each Participant may designate a Beneficiary to exercise any Option or SAR or receive any Award held by the Participant at the time of the Participant’s death or to be assigned any other Award outstanding at the time of the Participant’s death. No Award or Common Shares subject to an Award shall be subject to the debts of a Participant or Beneficiary or subject to attachment or execution or process in any court action or proceeding unless otherwise provided in the Plan. If a deceased Participant has named no Beneficiary, any Award held by the Participant at the time of death shall be transferred as provided in his or her will or by the applicable laws of descent and distribution. Except in the case of the Participant’s incapacity, only the Participant may exercise an Option or SAR.

13.8 No Rights with Respect to Continuance of Employment. Nothing contained herein shall be deemed to alter the relationship between the Company or an Affiliate and a Participant, or the contractual relationship between a Participant and the Company or an Affiliate if there is a written contract regarding such relationship. Nothing contained herein shall be construed to constitute a contract of employment between the Company or an Affiliate and a Participant. The Company or an Affiliate and each of the Participants continue to have the right to Terminate the Employment or service relationship at any time for any reason, except as provided in a written contract. The Company or an Affiliate shall have no obligation to retain the Participant in its employ or service as a result of the Plan. There shall be no inference as to the length of employment or service hereby, and the Company or an Affiliate reserves the same rights to Terminate the Employment or service of the Participant as existed prior to the individual becoming a Participant in the Plan.

As amended and restated effective May 29, 2008.

13.9 Awards in Substitution for Awards Granted by Other Corporations. Awards may be granted under the Plan from time to time in substitution for awards held by employees, directors or service providers of other corporations who are about to become officers or employees of the Company or an Affiliate (and will be eligible to be Participants) as the result of a transaction described in Code §424. The terms and conditions of the Awards so granted may vary from the terms and conditions set forth in the Plan at the time of such grant as the majority of the members of the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted and to ensure that the requirements imposed under Code §§409A and 424, to the extent applicable, are met.

13.10 Delivery of Stock Certificates. To the extent the Company uses certificates to represent Common Shares, certificates to be delivered to Participants under the Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have placed such certificates in the United States mail, addressed to the Participant, at the Participant’s last known address on file with the Company. Any reference in this Section 13.10 or elsewhere in the Plan or an Award Agreement to actual stock certificates and/or the delivery of actual stock certificates shall be deemed satisfied by the electronic record-keeping and electronic delivery of Common Shares or other mechanism then utilized by the Company and its agents for reflecting ownership of such Common Shares.

13.11 Indemnification. To the maximum extent permitted under the Company’s Articles of Incorporation and Code of Regulations, each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (1) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (2) from any and all amounts paid by him or her in settlement thereof, with the Company’s prior written approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided, however, that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Code of Regulations, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

13.12 No Fractional Shares. No fractional Common Shares shall be issued or delivered under the Plan or any Award granted hereunder, provided that the Committee, in its sole discretion, may round fractional shares down to the nearest whole share or settle fractional shares in cash.

13.13 Severability. If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereof, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.

13.14 Successors and Assigns. The Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant’s heirs, legal representatives and successors.

13.15 Entire Agreement. Except as expressly provided otherwise, the Plan and any Award Agreement constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between the Plan and any Award Agreement, the terms and conditions of the Plan shall control.

13.16 Term. No Award shall be granted under the Plan after May 16, 2012.

13.17 Application of Section 83(b). At the Committee’s discretion, any Participant may make an early inclusion election under Code §83(b) but only by complying with procedures developed by the Committee and rules issued under Code §83(b).

13.18 Headings. The headings of the Articles and their subparts contained in the Plan are for the convenience of reading and reference purposes only and shall not affect the meaning, interpretation or be meant to be of substantive significance of the Plan.

As amended and restated effective May 29, 2008.

13.19 Compliance with Code §409A.  It is intended that the Plan comply with Code §409A and the Treasury Regulations promulgated thereunder (and any subsequent notices or guidance issued by the Internal Revenue Service), and the Plan shall be interpreted, administered and operated accordingly.  Nothing in the Plan or any Award Agreement shall be construed as an entitlement to or guarantee of any particular tax treatment to a Participant.

13.20 Inclusion in Income under Code §409A.  The Company may accelerate the time or schedule of distribution, exercise or settlement of an Award to a Participant to pay an amount the Participant includes in income as a result of the Plan failing to meet the requirements of Code §409A and the Treasury Regulations promulgated thereunder.  Such payment may not exceed the amount required to be included in income as a result of the failure to comply with Code §409A and the Treasury Regulations promulgated thereunder.

As amended and restated effective May 29, 2008.